EXHIBIT 99.1

             NBT Bancorp Inc. Press Release dated June 1, 2001.

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FOR IMMEDIATE RELEASE

ATTENTION: FINANCIAL AND BUSINESS EDITORS
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NBT Contact:   Daryl R. Forsythe
               607-337-6416

                           Filed by NBT Bancorp Inc.
                           Pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Act of 1934.
                           Subject Company: First National Bancorp, Inc. Commission File No.: 000-14703

            NBT BANCORP COMPLETES MERGER WITH FIRST NATIONAL BANCORP

     NORWICH, NY (JUNE 1, 2001) - NBT Bancorp Inc. (NBT) announced that the merger of First National Bancorp, Inc. (FNB) with and into NBT was completed today. The merger agreement also included the merger of FNB's subsidiary, the First National Bank of Northern New York, into NBT Bank, N.A.

     "We are pleased to welcome the employees and customers of the First National Bank of Northern New York into our company," commented NBT President and CEO Daryl R. Forsythe. The six offices of the First National Bank of Northern New York, located in Canton, Malone, Massena, Norfolk, Ogdensburg and Potsdam, will continue to conduct business as such until the systems conversion scheduled for this summer has been completed. At that time, they will become offices of NBT Bank.

     Thomas E. Place, President of the First National Bank of Northern New York stated, "We are pleased to have completed this merger and secured for our customers a relationship with an institution that is committed to community banking and the delivery of quality products and service." Place will retire from his position at the close of business today following a 41 year banking career, including 16 years serving the First National Bank of Northern New York.

     Martin A. Dietrich, President and Chief Operating Officer for NBT Bank, added, "We are excited about our opportunity to build on the tradition of community banking established by the First National Bank of Northern New York. When the systems conversion is completed this summer, our new customers in the North Country will have access to an expanded array of financial products and services and a larger network of bank offices and ATMs." Following the conversion, NBT Bank will conduct business from 12 offices and nine ATMs in Clinton, Essex, Franklin and St. Lawrence Counties. NBT Bank's physical network

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will  include  a total of 43  community  bank  offices  in 12  Upstate  New York counties  and 61 ATMs.

     NBT Bancorp is a financial services holding company headquartered in Norwich, New York with combined assets of $2.6 billion at March 31, 2001. The company currently operates through three full-service community banking divisions and a financial services company, including NBT Bank with 37 locations serving Central and Northern New York, First National Bank of Northern New York with six locations, Pennstar Bank with 40 locations in Northeastern Pennsylvania, and NBT Financial Services, Inc., which includes M. Griffith, Inc., and Pennstar Financial Services, Inc.

Forward-Looking Information

     This  news  release  contains  forward-looking   statements.   These
forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT's control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which NBT is engaged; (6) costs or difficulties related to the integration of the businesses of NBT and its merger partners may be greater than expected; (7) expected cost savings associated with recent and pending mergers and acquisitions may not be fully realized or realized within the expected time frames; (8) deposit attrition, customer loss, or revenue loss following pending mergers and acquisitions may be greater than expected; (9) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and
(10) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. NBT Bancorp does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

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